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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the previously filed Registration Statements on Form S-8 (Registration Nos. 333-38022 and 333-50500) of Amedia Networks, Inc and Subsidiaries ("Amedia") of our report dated March 4, 2005 (except for Note 13C and Note 13D, which is dated March 30, 2005) relating to the financial statements which appear in Amedia's Annual Report on Form 10-KSB for the year ended December 31, 2004


/s/ Marcum & Kliegman, LLP

New York, New York
March 30, 2005


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